                                                                    EXHIBIT 99.1


                            (CIVITAS BANKGROUP LOGO)
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                             Contact: Mike Alday
February 8, 2005                                           Alday Communications
                                                           615.791.1535


                    CIVITAS BANKGROUP DECLARES STOCK DIVIDEND

FRANKLIN, Tenn. - Civitas BankGroup (OTC: CVBG) announced today that on March 11, 2005, it will pay a stock dividend of 2.5 shares per 1,000 shares owned by shareholders of record as of February 18, 2005. Fractional shares will be paid in cash based on the closing price of Civitas BankGroup common stock on February 18, 2005.

"We want to reward our shareholders for their investment in Civitas, and the stock dividend is the most appropriate method," said Richard E. Herrington, President of Civitas BankGroup. "As we continue our efforts to grow our business in key markets, the growth in our capital will be a paramount."

Civitas BankGroup is a multi-bank holding company operating 19 retail offices. It is the parent company of Cumberland Bank in Middle Tennessee, BankTennessee in Collierville, and the Bank of Mason.

                                       ###


THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.